Exhibit (i)

[Prickett, Jones & Elliott, P.A. Letterhead]

February 18, 2005

JPMorgan Trust II

522 Fifth Avenue

New York, New York 10036

Re:	JPMorgan Trust II

Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as special Delaware counsel to JPMorgan Trust II, a Delaware statutory trust (the “Trust”), in connection with an Agreement and Plan of Reorganization and Redomiciliation (the “Reorganization Agreement”) dated as of January 19, 2005, by and between One Group Mutual Funds, a Massachusetts business trust (“OGMF”), on behalf of each of its series as set forth on Schedule A hereto (each, a “Predecessor Fund”), and the Trust on behalf of each of its series as set forth on Schedule A hereto (each, a “Successor Fund”). The Reorganization Agreement provides for the transfer of all assets of each Predecessor Fund to the corresponding Successor Fund in exchange solely for such number and classes of shares of beneficial interest of such Successor Fund corresponding to the shares of beneficial interest of such Predecessor Fund, the assumption by the Successor Fund of all liabilities of the corresponding Predecessor Fund, and the distribution of the Successor Fund shares to the shareholders of each corresponding Predecessor Fund (the “Reorganization”).

As contemplated by the Reorganization Agreement, the Trust will be the successor issuer to OGMF and the Trust is adopting the Registration Statement of OGMF as its own for all purposes of the Securities Act of 1933, as amended (the “1933 Act”), the Securities and Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and is filing Post-Effective Amendment No. 70 (the “Post-Effective Amendment”) to OGMF’s currently effective Registration Statement on Form N-1A (collectively with the Post-Effective Amendment, the “Registration Statement”). The Registration Statement registers an indefinite number of shares of beneficial interest (the “Shares”) of the Successor Funds.

For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

(a) the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 12, 2004 (the “Trust Certificate”);

JPMorgan Trust II	February 18, 2005

(b) the Declaration of Trust of the Trust dated as of November 5, 2004, including Schedule B thereto dated as of February 19, 2005 (the “Trust Agreement”);

(c) the Bylaws of the Trust dated as of November 5, 2004 (the “Bylaws”);

(d) the Consent and Action in Lieu of Meeting of Board of Trustees of the Trust dated as of January 19, 2005, and the Consent and Action in Lieu of Meeting of Board of Trustees of the Trust dated as of February 10, 2005, respecting, inter alia, the authorization of the Reorganization Agreement, the establishment and designation of each Successor Fund and class thereof, and the issuance of Shares pursuant to the Reorganization Agreement and the Registration Statement (the “Resolutions” and, together with the Trust Certificate, the Trust Agreement and Bylaws, the “Trust Organizational Documents”);

(e) the Registration Statement, including the prospectuses for each Successor Fund substantially in the form in which they are to become effective (each a “Prospectus”);

(f) the Reorganization Agreement;

(g) a certificate of good standing for the Trust obtained from the Secretary of State on or about the date hereof; and

(h) a certificate of the Secretary of the Trust dated the date hereof certifying as to certain matters of fact.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. §3801 et seq.

2. The Shares of each Successor Fund to be issued pursuant to the Reorganization Agreement have been duly and validly authorized and, when issued in accordance with the Reorganization Agreement, the Registration Statement and the Trust Organizational Documents, will be validly issued, fully paid and non-assessable.

3. The Shares of each Successor Fund to be offered for sale pursuant to the applicable Prospectus have been duly and validly authorized and, when sold, issued and paid for in accordance with the Registration Statement and the Trust Organizational Documents, will be validly issued, fully paid and non-assessable.

JPMorgan Trust II	February 18, 2005

The foregoing opinions are subject to the following assumptions, qualifications, limitations and exceptions:

A. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws of the State of Delaware. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

B. We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of any natural persons, (iii) that all documents submitted to us as originals are authentic, and (iv) that all documents submitted to us as copies conform with the originals.

C. We have assumed that no event of dissolution or termination has occurred with respect to the Trust or any Successor Fund.

D. We have assumed that OGMF is duly organized with the power and authority to enter into and perform its obligations under the Reorganization Agreement, that the Reorganization Agreement has been duly authorized, executed and delivered by the parties thereto and duly approved by the shareholders of the Predecessor Funds, and that the Post-Effective Amendment will have become effective prior to the effective time of the Reorganization.

E. We note that we have not participated in the preparation of, and assume no responsibility for the contents of, the Registration Statement or any Prospectus.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Trust’s Registration Statement. In giving this foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Prickett, Jones & Elliott, P.A.

TAM

JPMorgan Trust II	February 18, 2005

Schedule A

Predecessor Funds	Successor Funds
ONE GROUP MUTUAL FUNDS	JPMORGAN TRUST II*
One Group Arizona Municipal Bond Fund	JPMorgan Arizona Municipal Bond Fund
One Group Bond Fund	JPMorgan Core Bond Fund
One Group Diversified Mid Cap Fund	JPMorgan Diversified Mid Cap Fund
One Group Equity Income Fund	JPMorgan Equity Income Fund
One Group Equity Index Fund	JPMorgan Equity Index Fund
One Group Government Bond Fund	JPMorgan Government Bond Fund
One Group Government Money Market Fund	JPMorgan U.S. Government Money Market Fund
One Group High Yield Bond Fund	JPMorgan High Yield Bond Fund
One Group Income Bond Fund	JPMorgan Core Plus Bond Fund
One Group Intermediate Bond Fund	JPMorgan Intermediate Bond Fund
One Group International Equity Index Fund	JPMorgan International Equity Index Fund
One Group Investor Balanced Fund	JPMorgan Investor Balanced Fund
One Group Investor Conservative Growth Fund	JPMorgan Investor Conservative Growth Fund
One Group Investor Growth & Income Fund	JPMorgan Investor Growth & Income Fund
One Group Investor Growth Fund	JPMorgan Investor Growth Fund
One Group Kentucky Municipal Bond Fund	JPMorgan Kentucky Municipal Bond Fund
One Group Large Cap Growth Fund	JPMorgan Large Cap Growth Fund
One Group Large Cap Value Fund	JPMorgan Large Cap Value Fund
One Group Louisiana Municipal Bond Fund	JPMorgan Louisiana Municipal Bond Fund
One Group Market Expansion Index Fund	JPMorgan Market Expansion Index Fund
One Group Market Neutral Fund	JPMorgan Multi-Cap Market Neutral Fund
One Group Michigan Municipal Bond Fund	JPMorgan Michigan Municipal Bond Fund
One Group Michigan Municipal Money Market Fund	JPMorgan Michigan Municipal Money Market Fund
One Group Mid Cap Growth Fund	JPMorgan Diversified Mid Cap Growth Fund
One Group Mid Cap Value Fund	JPMorgan Diversified Mid Cap Value Fund
One Group Mortgage-Backed Securities Fund	JPMorgan Mortgage-Backed Securities Fund
One Group Municipal Income Fund	JPMorgan Municipal Income Fund
One Group Municipal Money Market Fund	JPMorgan Municipal Money Market Fund
One Group Ohio Municipal Bond Fund	JPMorgan Ohio Municipal Bond Fund
One Group Ohio Municipal Money Market Fund	JPMorgan Ohio Municipal Money Market Fund
One Group Prime Money Market Fund	JPMorgan Liquid Assets Money Market Fund
One Group Real Estate Fund	JPMorgan U.S. Real Estate Fund
One Group Short-Term Bond Fund	JPMorgan Short Duration Bond Fund
One Group Short-Term Municipal Bond Fund	JPMorgan Short Term Municipal Bond Fund
One Group Small Cap Growth Fund	JPMorgan Small Cap Growth Fund
One Group Small Cap Value Fund	JPMorgan Small Cap Value Fund
One Group Strategic Small Cap Value Fund	JPMorgan Strategic Small Cap Value Fund
One Group Tax-Free Bond Fund	JPMorgan Tax Free Bond Fund
One Group Technology Fund	JPMorgan Technology Fund
One Group Treasury & Agency Fund	JPMorgan Treasury & Agency Fund
One Group U.S. Treasury Securities Money Market Fund	JPMorgan U.S. Treasury Plus Money Market Fund
One Group Ultra Short-Term Bond Fund	JPMorgan Ultra Short Term Bond Fund
One Group West Virginia Municipal Bond Fund	JPMorgan West Virginia Municipal Bond Fund